SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2010

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

35 East 62nd Street New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 18, 2010, MacAndrews & Forbes LLC (the “Investor”) notified SIGA Technologies, Inc., a Delaware corporation (“SIGA”), of its intention to exercise, subject to the negotiation and execution of mutually acceptable definitive documentation (as described below), its right to invest $5,500,000 in SIGA pursuant to the terms of that certain letter agreement between SIGA and the Investor dated June 18, 2008, as amended April 29, 2009 (the “Letter Agreement”), which amount is equal to the remaining amount the Investor is permitted to invest under the Letter Agreement.

The Investor and SIGA have also entered into a Deferred Closing and Registration Rights Agreement (the “Purchase Agreement”), dated as of June 18, 2010, providing that, upon satisfaction of certain customary closing conditions, including, without limitation, the expiration of the applicable waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Investor will fund $5,500,000 to SIGA in exchange for the issuance by SIGA to the Investor of (i) 1,797,386 shares of SIGA common stock (the “Shares”) at a per share price of $3.06 and (ii) certain warrants (the “Consideration Warrants”), exercisable until the fourth anniversary of the date of their issuance, to purchase 718,954 shares of SIGA common stock at an exercise price of $3.519 per share.  The Purchase Agreement provides the Investor with certain registration rights with respect to the Shares and the shares of common stock underlying the Consideration Warrants.  SIGA intends to use the proceeds of the investment for general corporate purposes.

The foregoing disclosure regarding the Letter Agreement, the Consideration Warrants and the Purchase Agreement is qualified in its entirety by reference to the letter agreement attached as Exhibit 10.1 to SIGA’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2008, to the extension letter agreement and form of consideration warrant attached as Exhibit 10.1 and Exhibit 10.2, respectively, to SIGA’s Current Report on Form 8-K filed with the SEC on April 30, 2009, and to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated into this Item 3.02 by reference.

The sale of the Shares and Consideration Warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares and Consideration Warrants will be sold to the Investor in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The issuance of the Shares and the Consideration Warrants will not involve a public offering or general solicitation.  The Shares and Consideration Warrants may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

Item 9.01.        Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

10.1	Deferred Closing and Registration Rights Agreement, dated as of June 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By: /s/ Ayelet Dugary
   Ayelet Dugary
   Chief Financial Officer

Date:  June 22, 2010